UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

PARSEC CAPITAL ACQUISITIONS CORP

(Exact name of registrant as specified in its charter)

Delaware	001-40871	86-2087408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W. Main Street

Lewisville, TX 75057

(Address of principal executive offices, including zip code)

203-524-6524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following directors have resigned effective on February 24, 2023.: Patricia Trompeter, Edmund Moy, William Readdy, Daniel Elwell, and Alec Burger. Patricia Trompeter resigned from her positions as a director and CEO. Paul Haber is staying with the Company as a director and the Chief Financial Officer.. The following two individuals have joined the Board of Directors: Kelly Kellner and Terry Debono .Kelly Kellner also became the CEO, effective February 24, 2023. Mr. Debono became the Company’s President on February 24, 2023. Below see the biographical information on Mr. Kellner and Mr. Debono.

Mr. Kellner is 55 years old. Mr. Kellner has been the Chief Executive Officer of Enteractive Media, Inc. since January 2018 with whom the Company announced that they had entered into a business combination agreement.. Mr. Kellner has been in the gaming and media sector for the past 20 years and has been influential in building the Canadian Poker Tour and producing nationally televised poker and gaming content. He worked closely with regulators and broadcasters, as well as obtaining a Canadian television broadcast license. He was the Chief Executive Officer of HeadsUp Entertainment International Inc., a public company quoted on the OTC Markets. Prior to that, Mr. Kellner spent twelve years as an independent corporate finance consultant assisting companies in raising capital, going public, building investor relations platforms and cross listings on global exchanges outside North America. Mr. Kellner is expected to bring a key skill set and experience in media, gaming and corporate finance in his role as CEO.

Mr. Debono is 64 years old. Mr. Debono has been the CEO of his own consulting firm for the last five years. He is a 35+ year veteran of the media, gaming and technology sectors. His experience includes launching and operating television networks, land based gaming operations, as well as operating private data networks for charitable gaming fundraising, building and operating live dealer casinos on three continents , producing approximately 1,000 hours of gaming themed programming, launching and operating social gaming channels and creating and managing branded consumer brand contests and sweepstakes. His clients include broadcasters, media companies, ad agencies, government lotteries, hospital lotteries, charitable gaming operators, land based and online casino operators, First Nations/Tribal Gaming stakeholders, gaming hardware and software companies, regulators, government policy makers, researchers and financial analysts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2023	Parsec Capital Acquisitions Corp

	By:	/s/ Paul haber
	Name:	Paul Haber
	Title:	Chief Financial Officer